Registration No. 333-______

    As filed with the Securities and Exchange Commission on January __, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                      CALIFORNIA COMMUNITY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                             94-3339505
   -------------------------                                -------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

         One Maritime Plaza, Suite 825, San Francisco, California 94111
                    (Address of Principal Executive Offices)

          CALIFORNIA COMMUNITY BANCSHARES, INC. 1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

             RONALD W. BACHLI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
         One Maritime Plaza, Suite 825, San Francisco, California 94111
                     (Name and Address of Agent for Service)

                                 (415) 434-1236
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                               R. Brent Faye, Esq.
                              Lillick & Charles LLP
       Two Embarcadero Center, Suite 2700, San Francisco, California 94111
                                 (415) 984-8200


                                                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
  Title of Each Class Of                                Proposed Maximum         Proposed Maximum
     Securities To Be            Amount To Be)         Offering Price Per       Aggregate Offering           Amount of
        Registered               Registered(a)               Share(b)                 Price(b)            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
       Common stock             6,385,114 Shares              $6.64                 $42,397,156.96           $11,786.41
    ($0.01 Par Value)
------------------------------------------------------------------------------------------------------------------------------------

(a) The number of shares being registered is the number of shares issuable under the Plan.

(b) Pursuant to Rule 457(h)(1) the Registration Fee was computed on the basis of the price at which initial options may be exercised.

================================================================================

                                     PART I

                     INFORMATION REQUESTED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION.

The Registrant, California Community Bancshares, Inc., will send or give the documents containing the information specified in this Item I to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will send or give the documents containing the information specified in Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

California Community Bancshares, Inc. ("California Community") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

(a) Registrant's Prospectus filed with the Securities and Exchange Commission under Section 424(b)(3) with respect to Registration Statement 333--87481.

(b) All documents filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, since December 31, 1998, to the date of this filing.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Capital Stock

The authorized capital stock of California Community consists of 75,000,000 shares of California Community common stock, $0.01 par value per share and 25,000,000 shares of California Community preferred stock, of which 21,283,712 shares of California Community common stock and no shares of California Community preferred stock were outstanding as of December 31 , 1999. In addition, 6,385,114 shares of California Community common stock were reserved for issuance pursuant to stock option. Each share of California Community common stock has the same rights, privileges and preferences as every other share and would share equally in California Community's net assets upon liquidation or dissolution. The shares of California Community common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote, except that in the election of directors, California Community shareholders may vote their shares cumulatively. All of the outstanding shares of California Community common stock are validly issued and nonassessable and each participates equally in dividends, which are payable when and as declared by California Community's Board of Directors out of funds legally available therefor.

California Community Certificate of Incorporation

California Community's Certificate of Incorporation incorporates provisions which may have the effect of delaying, deferring or preventing a change in control of California Community in certain circumstances. Specifically,
California Community's Certificate of Incorporation provides that the shareholder vote required to approve a Business Combination (as described below) shall be at least 66-2/3% of California Community's outstanding shares of voting stock, voting together as a single class. A Business Combination means any:

o    merger  or  consolidation  of  California  Community  or  a  subsidiary  of
     California Community where the shareholders of California Community immediately prior to the merger or consolidation will own immediately after the merger or consolidation (A) no equity securities of the surviving entity after the merger or consolidation or (B) equity securities (excluding options, warrants and rights) of the surviving entity after the merger or consolidation with less than 50% of the voting power of the surviving entity after the merger or consolidation or

o any sale, exchange, transfer or other disposition of 50% or more of the assets of California Community or combined assets of California Community and its subsidiaries.

The amendment or repeal of this provision of California Community's Certificate of Incorporation requires the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of voting stock.

Payment of Dividends and Repurchase of Shares

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Bylaws of California Community provide for indemnification of agents including directors, officers, and employees, to the fullest extent permitted by Delaware law. California Community's Certificate of Incorporation further provides for a limitation of director liability for monetary damages to the extent allowed by Delaware law. Delaware law generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California Community's Bylaws provide that California Community will, to the extent permitted by law, indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.


ITEM 8. EXHIBITS.

 5.1     Opinion re: Legality

23.1     Consent of Counsel is included  with the opinion re legality as Exhibit
         5.1 to the Registration Statement.

23.2     Consent of KMPG LLP as accountants for Placer Sierra Bank.

23.3     Consent of Perry-Smith & Co. LLP as accountants for Placer Sierra Bank

23.4 Consent of Deloitte & Touche LLP as accountants for California Financial Bancorp and subsidiaries.

23.5 Consent of Arthur Andersen LLP as accountants for California Financial Bancorp (formerly Belvedere Capital) and Subsidiary

23.6 Consent of Deloitte & Touche LLP as accountants for Security First Bank and Subsidiary

23.7 Consent of Arthur Andersen LLP as accountants for Security First Bank. and Subsidiary

23.8     Consent of Deloitte & Touche LLP as accountants  for National  Business
         Bank

23.9     Consent  of  Deloitte & Touche  LLP as  accountants  for Bank of Orange
         County

23.10    Consent of  McGladrey  & Pullen LLP as  accountants  for Bank of Orange
         County

23.11 Consent of Deloite & Touche LLP as accountants for Downey Bancorp and subsidiary

23.12 Consent of McGladrey & Pullen LLP as accountants for Downey Bancorp and subsidiary

24       Power of attorney

99.1     California Community Bancshares, Inc. 1999 Stock Option Plan (1)

(1) Filed with the Securities and Exchange Commission as Exhibit 10.1 to Registration Statement No. 333-87481 and incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on December 31, 1999.


                                       CALIFORNIA COMMUNITY BANCSHARES, INC

                                       /s/ Ronald W. Bachli

                                       Ronald W. Bachli, President & CEO


Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Ronald W. Bachli                  ,    Director, Principal Executive      December 31,1999
--------------------------------------     Officer
Ronald W. Bachli



 /s/ J. Thomas Byrom                  ,    Director                           December 31,1999
--------------------------------------
J. Thomas Byrom



/s/ Richard W. Decker, Jr.            ,    Director                           December 31,1999
--------------------------------------
Richard W. Decker, Jr.



                                      ,    Director                           December 31,1999
--------------------------------------
Joseph P. Heitzler



 /s / Robert J. Kushner               ,    Director                           December 31,1999
--------------------------------------
Robert J. Kushner



                                      ,    Director                           December 31,1999
--------------------------------------
Larry D. Mitchell



/s/ Clifford R. Ronnenberg            ,    Director                           December 31,1999
--------------------------------------
Clifford R. Ronnenberg



                                      ,    Director                           December 31,1999
--------------------------------------
Jaynie Studenmund



/s/ James McGann                      ,    Principal Financial Officer        December 31,1999
--------------------------------------
James McGann

                                  EXHIBIT INDEX

Exhibit
Number   Description
------   -----------

 5.1     Opinion re: Legality

23.1     Consent of Counsel is included  with the opinion re legality as Exhibit
         5.1 to the Registration Statement.

23.2     Consent of KMPG LLP as accountants for Placer Sierra Bank.

23.3     Consent of Perry-Smith & Co. LLP as accountants for Placer Sierra Bank

23.4 Consent of Deloitte & Touche LLP as accountants for California Financial Bancorp and subsidiaries.

23.5 Consent of Arthur Andersen LLP as accountants for California Financial Bancorp (formerly Belvedere Capital) and Subsidiaries

23.6 Consent of Deloitte & Touche LLP as accountants for Security First Bank and Subsidiaries

23.7 Consent of Arthur Andersen LLP as accountants for Security First Bank and Subsidiary

23.8     Consent of Deloitte & Touche LLP as accountants  for National  Business
         Bank

23.9     Consent  of  Deloitte & Touche  LLP as  accountants  for Bank of Orange
         County

23.10    Consent of  McGladrey  & Pullen LLP as  accountants  for Bank of Orange
         County

23.11 Consent of Deloite & Touche LLP as accountants for Downey Bancorp and subsidiary

23.12 Consent of McGladrey & Pullen LLP as accountants for Downey Bancorp and subsidiary

24.      Power of attorney

99.1     California Community Bancshares, Inc. 1999 Stock Option Plan (1)


(1) Filed with the Securities and Exchange Commission as Exhibit 10.1 to Registration Statement No. 333-87481 and incorporated herein by reference.